Exhibit 10.12

RESTRICTIVE COVENANT AGREEMENT

Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

THIS RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made as of June 1, 2017 between Air Pegasus Heliport, Inc., West 30th Street and 12th Avenue, New York, New York (“APH”), Fly Blade, Inc., a Delaware corporation with an address at 499 East 34th Street, New York, New York 10016 (“BLADE”) and Rob Wiesenthal, and individual with a business address at 499 East 4th Street, New York, New York 10016 (“Wiesenthal”).

WHEREAS, APH operates the West 30th Street Heliport (the “Heliport”) as permittee pursuant to a Permit between it and the New York State Department of Transportation (the “NYDOT”), its successors and assigns, dated March 25, 1996, as amended by that certain First Amendment to Agreement between HRPT and APH, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Permit”). The Hudson River Park Trust (the “HRPT”) is the current successor to the NYDOT and therefore the current permittor under the Permit; and

WHEREAS, BLADE acts as agent of duly licensed Federal Aviation Administration (“FAA”) and United States Department of Transportation (“DOT”) operators whose operations are compliant with all relevant Federal Aviation Regulation (“FAR”); and

WHEREAS, APH and Blade are parties to an Amended Use Agreement dated as of June 1, 2017 (the “Amended Use Agreement”);

NOW, THEREFORE, based on the foregoing premises, and in consideration of the mutual promises set forth herein and those contained in the Amended Use Agreement, for [***], and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Recitals. The recitals set forth above are hereby incorporated by reference and shall be treated as terms if this Agreement as if they were set forth within the body of this Agreement in their entirety.

2.	Definitions.

(a)            “APH” means Air Pegasus Heliport,Inc.

(b)            “Heliport” means the heliport located at West 30th Street, New York, New York that is operated by AP which is also known as JRA.

(c)            “DMH” means the Downtown Manhattan Heliport located in New York, New York, which is also known as JRB.

(d)            “FBO” means fixed base operator.

(e)            “Trenk Parties” means Alvin S. Trenk, APH, Trenk Partners, L.P., Air Pegasus of New York, Inc., Abigail S. Trenk, Jeffrey M. Trenk, Steven L. Trenk, Adam Trenk, Trenk Enterprises, LLC, any trust of which any of the above is a beneficiary.

(f)            “Trenk Affiliates” means: (a) the Trenk Parties; (b) any entity in which any of the Trenk Parties owns, directly or indirectly, greater than a 1% equity interest; (c) any entity that is a subsidiary of any of the Trenk Parties; (d) any entity that any of the Trenk Parties, directly or indirectly, controls; and (e) any entity that is under direct or indirect common control with any of the Trenk Parties.

(g)            “Blade Affiliates” means: (a) Blade; (b) any entity in which Blade owns, directly or indirectly, greater than a 1% equity interest; (c) any entity that is a subsidiary of Blade; (d) any entity that Blade, directly or indirectly, controls; and (e) any entity that is under direct or indirect common control with Blade except that this sub-section 2(g)(e) shall not apply in the event of an acquisition in an arms-length transaction with an unrelated party of all or substantially all of the assets and/or stock of Blade.

(h)            “Wiesenthal” means Rob Wiesenthal.

(i)            “Wiesenthal Affiliates” means: (a) Blade; (b) any entity in which Wiesenthal owns, directly or indirectly, greater than a 1% equity interest; (c) any entity that Wiesenthal, directly or indirectly, controls; or (d) any entity for which Wiesenthal is an officer, director or manager or for which Wiesenthal otherwise participates in its management or control.

3.            Restrictive Covenants. During the term of the Amended Use Agreement and for a period of six (6) months after the termination of the Amended Use Agreement or the date that APH ceases to be the FBO at the Heliport, whichever is later, Blade, Blade Affiliates, Wiesenthal and Wiesenthal Affiliates shall not, directly or indirectly: (i) solicit, bid, or otherwise seek to become the owner, manager, operator or the FBO of the Heliport or the Downtown Manhattan Heliport; (ii) own operate, lend to, invest in or become affiliated with any entity that seeks to become the owner, manager, operator or the FBO of the Heliport or the Downtown Manhattan Heliport; or (iii) solicit, bid, or otherwise seek to become the owner, manager, operator or the FBO of any heliport within 25 nautical miles of the Heliport or DMH: (x) which any of the Trenk Parties or any of the Trenk Affiliates own, operate or manage; or (y) for which any of the Trenk Parties or any of the Trenk Affiliates seeks to become the manager, operator, owner or the FBO provided that in such event, the Trenk Parties or the Trenk Affiliates, as the case may be, shall provide to Blade and Wiesenthal a certified statement of their intention as soon as practicable.

4.            Default/Remedies. In the event that any one or more of Blade, Blade Affiliates, Wiesenthal or Wiesenthal Affiliates commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, APH, the Trenk Parties and the Trenk Affiliates shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement specifically enforced by any Court having equity jurisdiction, it being acknowledged by Blade, Blade Affiliates, Wiesenthal and Wiesenthal Affiliates that any such breach or threatened breach shall cause immediate and irreparable injury to APH, the Trenk Parties and the Trenk Affiliates and that money damages will not provide APH, the Trenk Parties and the Trenk Affiliates with an adequate remedy. In addition, and not in lieu of the above rights and remedies, APH, the Trenk Parties and the Trenk Affiliates shall have all other rights and remedies available at law or in equity. In the event that any one or more of APH, the Trenk Parties or the Trenk Affiliates files any action, including an application for a temporary or permanent restraining order or injunction or for damages, and if any one or more of APH, the Trenk Parties or the Trenk Affiliates is successful with respect to any portion of such application, then APH, the Trenk Parties and/or the Trenk Affiliates shall be entitled upon demand to recover from Blade, Blade Affiliates, Wiesenthal or Wiesenthal Affiliates all of its reasonable legal and professional fees and costs incurred in connection with such application.

5.            Waiver. No waiver of any default of APH or BLADE shall be construed as a waiver of a subsequent breach of the same or similar covenant, term or condition. APH shall not knowingly waive BLADE’ s obligation to comply with any provision of this Agreement.

6.            HRPT Approva1. APH and BLADE understand that this Agreement is subject to the approval of the HRPT pursuant to the terms of the Permit. This Agreement shall become effective on the date that it is approved by the HRPT.

7.            Headings. The headings used in this Agreement are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Agreement.

8.            Entire Agreement. As of the Effective Date: (i) this Agreement contains all of the terms and conditions agreed upon by the parties with reference to the subject matters contained herein; and (ii) no other agreement, oral or otherwise, will be considered to exist or to bind any of the parties other than the Amended Use Agreement. This Agreement cannot be modified except by a written instrument signed by both parties.

9.            Severability. If any portion or provision of this Agreement is held unconstitutional, invalid, or enforceable by any court of competent jurisdiction, the remainder of this Agreement will be considered severable, will not be affected, and will remain in full force and effect.

10.          Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York.

11.          Counterparts. This Agreement may be executed m counterparts, with each counterpart being equally effective.

12.          Facsimile Signatures. Facsimile and other electronic signatures shall be as binding as original signatures.

[Remainder Of Page Intentionally Left Blank; Signatures On Next Page]

WHEREFORE, the parties have executed this Agreement as of the day and date first written above.

AIR PEGASUS HELIPORT, INC.
FLY BLADE. INC.
By:	/s/ Alvin S. Trenk
Alvin S. Trenk, Chairman

		By:	/s/ Melissa Tomkiel
Melissa Tomkiel, General Counsel

/s/ Rob Wiesenthal
.Rob Wiesenthal, Individually